Exhibit 99.1

Palatin Technologies, Inc. Reports Fourth Quarter and
Fiscal Year 2019 Results

Teleconference and Webcast to be held on September 12, 2019

CRANBURY, NJ – September 12, 2019 – Palatin Technologies, Inc. (NYSE American: PTN), a specialized biopharmaceutical company developing first-in-class medicines based on molecules that modulate the activity of the melanocortin and natriuretic peptide receptor systems, whose product candidates are targeted, receptor-specific therapeutics for the treatment of diseases with significant unmet medical need and commercial potential, today announced results for its fourth quarter and fiscal year ended June 30, 2019.

“The last year was a landmark one for Palatin. We are proud of the recent FDA approval of Vyleesi and the continued advancement of our pipeline programs,” said Carl Spana, Ph.D., President and Chief Executive Officer of Palatin. “The FDA approval is an incredible achievement and milestone, and we are excited that premenopausal women now have a safe and effective, as-needed option available to them for the treatment of acquired, generalized HSDD. Our cash and accounts receivable balances at June 30, 2019 of $102 million is sufficient to cover planned operations through at least calendar year 2021. We remain focused on advancing discussions on Vyleesi collaborations for territories outside the currently licensed territories of North America, China, and Korea, and initiating multiple clinical trials for our pipeline programs over the next several quarters for the treatment of dry eye disease, non-infectious uveitis and ulcerative colitis.”

2019 Fiscal Year Highlights and Recent Events

Hypoactive Sexual Desire Disorder / Vyleesi™ (bremelanotide injection)
The U.S. Food and Drug Administration (FDA) granted marketing approval of AMAG Pharmaceuticals, Inc.’s New Drug Application (NDA) for Vyleesi™ (bremelanotide injection), a melanocortin receptor agonist developed by Palatin, indicated for the treatment of premenopausal women with acquired, generalized hypoactive sexual desire disorder (HSDD). The FDA’s approval of the NDA on June 21, 2019 triggered a $60 million milestone payment to Palatin under its North American license agreement with AMAG that was received in July. Additionally, Palatin is entitled to receive tiered royalties on net sales ranging from high single-digit to low double-digit percentages, and sales milestones based on escalating annual net sales thresholds, the first of which is $25 million, triggered at annual net sales of $250 million.

Vyleesi is the first as needed treatment for premenopausal women with acquired, generalized HSDD. Vyleesi is currently available through specialty pharmacies, Avella and BioPlus, and AMAG will launch Vyleesi nationally with its full sales force in mid-September.

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Anti-Inflammatory / Autoimmune Programs
Melanocortin agonist products are under development for the treatment of inflammatory and autoimmune diseases such as dry eye, uveitis, diabetic retinopathy and inflammatory bowel diseases (ulcerative colitis).

We announced positive results of a micro-dose study of radiolabeled PL8177, a selective melanocortin receptor 1 (“MC1r”) peptide agonist, using an oral, delayed-release, polymer formulation. The study met all primary and secondary endpoints.  PL8177 has potential application in treatment of ulcerative colitis and other inflammatory bowel diseases. The FDA has granted orphan drug designation for PL8177 for the treatment of non-infectious intermediate, posterior, pan and chronic anterior uveitis. Non-infectious uveitis (NIU) is a group of inflammatory diseases that produces swelling and destroys eye tissue and can result in vision loss. A Phase 2 proof-of-concept clinical study with a systemic formulation in NIU patients is anticipated to commence in the fourth quarter of calendar year 2019. A Phase 2 proof-of-concept clinical study with an oral formulation in ulcerative colitis patients is anticipated to commence in the first quarter of calendar year 2020.

An IND application for PL9643, a melanocortin peptide agonist, and commencement of a Phase 2 clinical study in dry eye disease, are currently anticipated in the first quarter of calendar year 2020.

Natriuretic Peptide Receptor (“NPR”) System Program
The Company has designed and is developing potential drug candidates that are selective agonist for one or more different natriuretic peptide receptors, including natriuretic peptide receptor-A (“NPR-A”), natriuretic peptide receptor B (“NPR-B”), and natriuretic peptide receptor C (“NPR-C”). Active collaborations with several institutions are ongoing for PL3994, an NPR-A agonist that has potential utility in the treatment of a number of cardiovascular diseases, including genetic and orphan diseases resulting from a deficiency of endogenous active NPR-A, and PL5028, a dual NPR-A and NPR-C agonist in development for cardiovascular diseases, including reducing cardiac hypertrophy and fibrosis. A Phase 2A clinical trial evaluating PL3994 in heart failure patients with preserved left ventricular ejection fraction will begin enrollment in the latter half of calendar year 2019. This trial is supported by a grant from the American Heart Association.

Genetic Obesity Program
The Company’s melanocortin receptor 4 (“MC4r”) peptide PL8905 and orally-active small molecule PL9610 are currently under investigation for the treatment of rare genetic metabolic and obesity disorders. These programs are under internal evaluation for orphan designation and potential development.

Corporate
Cash and accounts receivable balances at June 30, 2019 of $102 million is sufficient to cover planned operations through at least calendar year 2021. Included in the accounts receivable balance is a $60 million milestone payment due from AMAG for the Vyleesi FDA approval, which was received in July 2019.

Debt and related liabilities decreased from $7.2 million at June 30, 2018 to $0.8 million at June 30, 2019, with a final payment remitted in July 2019.

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Fourth Quarter and Fiscal 2019 Financial Results
Palatin reported net income of $52.2 million, or $0.25 per basic and $0.23 per diluted share, for the fourth quarter ended June 30, 2019, compared to net income of $11.8 million, or $0.06 per basic and diluted share, for the same period in 2018.

The difference between the three months ended June 30, 2019 and 2018 was attributable to the recognition of license and contract revenue pursuant to our license agreement with AMAG of $60.3 million for the quarter ended June 30, 2019 compared to $20.6 million in 2018.

For the year ended June 30, 2019, Palatin reported net income of $35.8 million, or $0.17 per basic and $0.16 per diluted share, compared to net income of $24.7 million, or $0.12 per basic and diluted share for the year ended June 30, 2018.

The difference in net income for the years ended June 30, 2019 and 2018, was primarily the result of a $16.6 million decrease in operating expenses to $24.6 million for the year ended June 30, 2019, compared to $41.2 million for the year ended June 30, 2018, partially offset by the recognition of license and contract revenue of $60.3 million for the year ended June 30, 2019, compared to $67.1 million of license and contract revenue for the year ended June 30, 2018.

Revenue
For the quarter and year ended June 30, 2019, Palatin recognized $60.3 million in license and contract revenue related to our license agreement with AMAG.

For the quarter and year ended June 30, 2018, Palatin recognized $20.6 million and $62.1 million, respectively, in license and contract revenue related to our license agreement with AMAG and an additional $5 million in license revenue for the year ended June 30, 2018 related to our license agreement with Fosun.

Operating Expenses
Total operating expenses for the quarter ended June 30, 2019 were $8.1 million, compared to $8.3 million for the comparable quarter of 2018. For the year ended June 30, 2019, Palatin incurred $24.6 million of operating expenses, compared to $41.2 million for the year ended June 30, 2018.

The decrease in operating expenses reflects the completion of the Vyleesi Phase 3 clinical trial program and ancillary studies necessary to file the NDA with the FDA in March 2018.

Other Income/Expense
Total other income, net, for the quarter and year ended June 30, 2019 was approximately $38,000 and $29,000, respectively.

Total other expense, net, for the quarter and year ended June 30, 2018 was $0.2 million and $1.1 million, respectively.

Total other income (expense), net consisted of investment income offset by interest expense related to venture debt.

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Income Tax
Palatin recorded no income tax expense for the quarter and year ended June 30, 2019 as a result of the utilization of net operating losses.

Income tax expense was $0.3 and $0.1 million, respectively, for the quarter and year ended June 30, 2018. Income tax expense for the year ended June 30, 2018 related to $0.6 million in tax withholding requirements related to our Fosun and Kwangdong license agreements that was recorded as an expense during the fiscal year ended June 30, 2018 offset by a tax benefit of $0.5 million related to the release of a valuation allowance against Palatin’s federal alternative minimum tax credit as a result of the Tax Cuts and Jobs Act.

Cash Position
Palatin’s cash and cash equivalents were $43.5 million with accounts receivable of $60.3 million at June 30, 2019, compared to cash and cash equivalents and no accounts receivable of $38.0 million at June 30, 2018. Included in the accounts receivable balance at June 30, 2019 is a $60 million milestone payment due from AMAG for the Vyleesi FDA approval, which was received in July 2019. Current liabilities were $4.2 million as of June 30, 2019, compared to $10.8 million at June 30, 2018.
Palatin Drug Discovery Programs
During the conference call and webcast, management will update and discuss next steps in Palatin's portfolio of drug development programs. These include Palatin’s melanocortin MC1r agonist peptides for treatment of inflammatory indications and natriuretic peptide receptor agonist compounds for treatment of cardiovascular and fibrotic diseases.

Conference Call / Webcast
Palatin will host a conference call and audio webcast on September 12, 2019 at 11:00 a.m. Eastern Time to discuss the results of operations in greater detail and provide an update on corporate developments. Individuals interested in listening to the conference call live can dial 1-888-254-3590 (U.S./Canada) or 1-323-994-2093 (international), conference ID 1394071. The audio webcast and replay can be accessed by logging on to the “Investor/Webcasts” section of Palatin’s website at http://www.palatin.com. A telephone and webcast replay will be available approximately one hour after the completion of the call. To access the telephone replay, dial 1-888-203-1112 (U.S./Canada) or 1-719-457-0820 (international), passcode 1394071. The webcast and telephone replay will be available through September 19, 2019.

About Palatin Technologies, Inc.
Palatin Technologies, Inc. is a specialized biopharmaceutical company developing first-in-class medicines based on molecules that modulate the activity of the melanocortin and natriuretic peptide receptor systems, with targeted, receptor-specific product candidates for the treatment of diseases with significant unmet medical need and commercial potential. Palatin’s strategy is to develop products and then form marketing collaborations with industry leaders in order to maximize their commercial potential. For additional information regarding Palatin, please visit Palatin’s website at www.Palatin.com.

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Forward-looking Statements
Statements in this press release that are not historical facts, including statements about future expectations of Palatin Technologies, Inc., such as statements about clinical trial results, potential actions by regulatory agencies including the FDA, regulatory plans, development programs, proposed indications for product candidates and market potential for product candidates, are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and as that term is defined in the Private Securities Litigation Reform Act of 1995. Palatin intends that such forward-looking statements be subject to the safe harbors created thereby. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause Palatin’s actual results to be materially different from its historical results or from any results expressed or implied by such forward-looking statements. Palatin’s actual results may differ materially from those discussed in the forward-looking statements for reasons including, but not limited to, sales of Vyleesi in the United States and elsewhere in the world, results of clinical trials, regulatory actions by the FDA and other regulatory and the need for regulatory approvals, Palatin’s ability to fund development of its technology and establish and successfully complete clinical trials, the length of time and cost required to complete clinical trials and submit applications for regulatory approvals, products developed by competing pharmaceutical, biopharmaceutical and biotechnology companies, commercial acceptance of Palatin’s products, and other factors discussed in Palatin’s periodic filings with the Securities and Exchange Commission. Palatin is not responsible for updating for events that occur after the date of this press release.

Investor Inquiries:	Media Inquiries:
Stephen T. Wills, CPA, MST	Paul Arndt, MBA, LifeSci Advisors
CFO/COO (609) 495-2200	Managing Director (646) 597-6992
Info@Palatin.com	Paul@LifeSciAdvisors.com

Vyleesi™ is a trademark of AMAG Pharmaceuticals, Inc. in North America and of Palatin Technologies, Inc. elsewhere in the world.
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(Financial Statement Data Follows)

PALATIN TECHNOLOGIES, INC.
and Subsidiary
Consolidated Statements of Operations
(unaudited)
	Year Ended June 30,
	2019	2018	2017

REVENUES
License and contract	$60,300,476	$67,134,758	$44,723,827

OPERATING EXPENSES
Research and development	14,857,095	32,566,217	45,683,174
General and administrative	9,699,061	8,641,976	9,610,147
Total operating expenses	24,556,156	41,208,193	55,293,321

Income (loss) from operations	35,744,320	25,926,565	(10,569,494)

OTHER INCOME (EXPENSE)
Investment income	446,268	310,663	26,270
Interest expense	(417,561)	(1,452,014)	(2,288,309)
Total other income (expense), net	28,707	(1,141,351)	(2,262,039)

Income (loss) before income taxes	35,773,027	24,785,214	(12,831,533)
Income tax expense	-	(82,500)	(500,000)

NET INCOME (LOSS)	$35,773,027	$24,702,714	$(13,331,533)

Basic net income (loss) per common share	$0.17	$0.12	$(0.07)

Diluted net income (loss) income per common share	$0.16	$0.12	$(0.07)

Weighted average number of common shares outstanding used in computing basic net income (loss) per common share	207,670,607	198,101,060	184,087,719

Weighted average number of common shares outstanding used in computing diluted net income (loss) per common share	217,133,374	207,007,558	184,087,719

PALATIN TECHNOLOGIES, INC.
and Subsidiary
Consolidated Balance Sheets
(unaudited)

	June 30, 2019	June 30, 2018
ASSETS
Current assets:
Cash and cash equivalents	$43,510,422	$38,000,171
Accounts receivable	60,265,970	-
Prepaid expenses and other current assets	637,289	513,688
Total current assets	104,413,681	38,513,859

Property and equipment, net	141,539	164,035
Other assets	179,916	338,916
Total assets	$104,735,136	$39,016,810

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$504,787	$2,223,693
Accrued expenses	2,848,692	2,103,021
Notes payable, net of discount	332,896	5,948,763
Other current liabilities	499,517	487,488
Total current liabilities	4,185,892	10,762,965

Notes payable, net of discount	-	332,898
Deferred revenue	-	500,000
Other non-current liabilities	-	456,038
Total liabilities	4,185,892	12,051,901

Stockholders’ equity:
Preferred stock of $0.01 par value – authorized 10,000,000 shares; shares issued and outstanding designated as follows:
Series A Convertible: authorized 264,000 shares: issued and outstanding 4,030 shares as of June 30, 2019 and June 30, 2018	40	40
Common stock of $0.01 par value – authorized 300,000,000 shares:
issued and outstanding 226,815,363 shares as of June 30, 2019 and 200,554,205 shares as of June 30, 2018	2,268,154	2,005,542
Additional paid-in capital	394,053,929	357,005,233
Accumulated deficit	(295,772,879)	(332,045,906)
Total stockholders’ equity	100,549,244	26,964,909
Total liabilities and stockholders’ equity	$104,735,136	$39,016,810